UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2003

PHOTON DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	000-27234 (Commission File Number)	94-3007502 (IRS Employer Identification No.)

17 Great Oaks Blvd.
San Jose, CA 95119
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (408) 360-3550

Item 12. Results of Operations and Financial Condition
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 12. Results of Operations and Financial Condition.

     Photon Dynamics, Inc. is furnishing, under this Item 12, its condensed consolidated financial information regarding its continuing operations prepared in accordance with GAAP for its fiscal years 2001, 2002 and 2003, and each of the quarters in each of such fiscal years, which reflect Photon Dynamics’ printed circuit board assembly inspection, cathode ray tube display inspection, and glass inspection businesses as presentation for discontinued operations and are attached as Exhibit 99.1 to this current report and are incorporated herein by reference.

     On October 29, 2003, Photon Dynamics, Inc. issued a press release announcing preliminary results for the quarter ended September 30, 2003 and for the full year of fiscal 2003. A copy of the press release is attached as Exhibit 99.2 to this current report and is incorporated herein by reference.

     Management has disclosed in Photon Dynamics’ press release non-GAAP financial information consisting of net loss and net profit (loss) per share excluding discontinued operations and the charges for impairment of goodwill and intangible assets. Management evaluates and makes operating decisions based on the performance of the continuing flat panel business operations, of which the discontinued operations are unrelated and are expected to incur minimal expenses in the future. The impairment charges, although associated with flat panel products, are not normal recurring operating charges for this business, and management uses these non-GAAP measures for analyzing the operating performance of Photon Dynamics’ continuing flat panel business operations. Management believes that although GAAP measures are important for investors to understand, providing investors with these non-GAAP measures provides investors additional important information to enable them to assess, in the way that management assesses, both the current and future continuing operations of Photon Dynamics.

     The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Photon Dynamics, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: October 29, 2003	By:	/s/ RICHARD OKUMOTO

Richard Okumoto
Chief Financial Officer and Secretary

EXHIBIT INDEX

Number	Description

99.1	Condensed consolidated financial statements of Photon Dynamics, Inc. for the fiscal years 2001, 2002 and 2003, and each of the quarters in each of such fiscal years.

99.2	Press Release of Photon Dynamics, Inc. issued October 29, 2003, announcing preliminary results for the quarter ended September 30, 2003 and for the full year of fiscal 2003.